UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On June 18, 2014, Hipcricket, Inc. (the “Company”) repaid in full all outstanding amounts due and owing under the Amended and Restated Loan and Security Agreement dated as of November 25, 2013, between Silicon Valley Bank and the Company (“Loan Agreement”), and all commitments under the Loan Agreement were terminated.

The Loan Agreement provided for a $5.0 million asset-based revolving loan facility, expiring on May 3, 2015. No penalties were due in connection with the repayment, which was made with funds received under the Company’s new accounts receivable credit facility with Fast Pay Partners LLC (described in the Company’s Form 8-K filed on June 5, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: June 19, 2014	By:	/s/ Todd E. Wilson
Chief Executive Officer